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SCHEDULE 14A
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SYNALLOY CORPORATION
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SYNALLOY TROUBLED BY PRIVET'S AND UPG'S PATENTLY FALSE CLAIMS REGARDING NOMINEE CHRIS HUTTER'S BIOGRAPHY AND MISREPRESENTATIONS IN PRIVET'S AND UPG'S PROXY STATEMENT

RICHMOND, VA (BUSINESS WIRE) - June 9, 2020 - Synalloy Corporation (Nasdaq: SYNL) ("Synalloy" or the "Company") today expressed its concern about false and materially misleading statements made by Privet Fund Management LLC and UPG Enterprises LLC ("Privet" and "UPG", and together, the "Dissident Group") regarding their nominee Christopher Hutter’s professional career.

The Dissident Group has said that if Synalloy shareholders elect the Dissident Group’s nominees, Mr. Hutter would serve as Synalloy’s interim CEO, replacing Craig Bram, the Company’s CEO. The Dissident Group claims Mr. Hutter is qualified for this position (and for the Company’s Board of Directors (the "Board")) because Mr. Hutter is a "demonstrated business builder and organizational leader that has grown [UPG’s] annual revenue"1 and has "spent the last 6 years building UPG into a business 2.5x Synalloy’s size."2 To emphasize Mr. Hutter’s supposed six years of executive experience at UPG (a metals distribution and light manufacturing company), the Dissident Group’s biography of Mr. Hutter goes on to say that "[p]reviously, Mr. Hutter served as the Managing Director and CFO of InSite Real Estate, L.L.C., … from 2008 to 2014" (emphasis added).3

Synalloy has noted that Mr. Hutter was still listed as the CFO and key contact for InSite Real Estate, LLC ("InSite"), a real estate development company, on the InSite website as recently as last week. Mr. Hutter is also listed as the "manager" of 124 active LLCs, most of which are associated with InSite and several of which were organized in just the past two months (after Privet/UPG initiated this proxy fight), according to Secretary of State filings. Synalloy and its Board have repeatedly asked the Dissident Group to explain Mr. Hutter’s day-to-day roles with UPG and InSite and provide additional information to Synalloy shareholders regarding Mr. Hutter’s operational and executive experience in the steel and specialty chemical manufacturing business prior to the 2020 Annual Meeting of Shareholders.

The Dissident Group has refused to provide such additional information about Mr. Hutter. Yesterday, the Dissident Group attempted to explain away the references to Mr. Hutter on InSite’s website by claiming that the website had not been updated in six years. The Dissident Group has offered no explanation for the 124 active LLCs that list Mr. Hutter as a "manager." Nevertheless, the Dissident Group went so far as to claim that Synalloy’s questions about Mr. Hutter’s professional activities were "distortions and irrelevant fictions - none of which hold up

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to a fact check."4 The Dissident Group claimed again that Mr. Hutter has devoted the last six years of his professional career to UPG. But he has not.

Mr. Hutter was quoted in an October 2016 press release from W. P. Carey Inc., a public company, and described therein as "Chris Hutter, InSite Real Estate CFO and Managing Director." A copy of this press release is attached hereto.

Also in late 2015 or 2016 - fully two years after the Dissident Group claims Mr. Hutter left InSite to devote himself to UPG - Mr. Hutter was listed as InSite’s CFO in an InSite "build-to-suit" proposal to Fiat Chrysler Automobiles. A copy of that page of InSite’s proposal, which is publicly available, is attached hereto.

In fact, Mr. Hutter did not leave InSite in 2014, as his biography in the Dissident Group’s definitive proxy statement, nomination notices, website and investor presentation falsely states. Nor were the references to Mr. Hutter on InSite’s website the result of a six-year oversight by InSite and Mr. Hutter. Instead, it appears that Mr. Hutter had an active, ongoing role as an executive with this real estate development firm, certainly into 2016 and likely later: he formed a new LLC with InSite personnel for purchasing and developing real estate as recently as April 2020, two months ago. Given the seemingly ongoing work Mr. Hutter conducts for InSite, shareholders should question how involved Mr. Hutter is with UPG and its day-to-day operations.

Synalloy does not believe the Dissident Group and Mr. Hutter have been transparent and honest with Synalloy shareholders. Synalloy and its Board do not have any reliable indication that Mr. Hutter is qualified to serve in an executive role with Synalloy and believe shareholders should worry that the Dissident Group has steadfastly refused to provide any information regarding his operational experience, performance or accomplishments at closely-held UPG, as well as information about UPG itself. Certainly, Mr. Hutter’s role as a CFO of a real estate development firm does not qualify him to oversee Synalloy’s complex metals and specialty chemicals businesses.

Synalloy and its Board again call upon UPG and Mr. Hutter to provide complete transparency into UPG and Mr. Hutter’s biography and performance. Synalloy shareholders deserve to know whether they are being asked to support the appointment of a real estate CFO and manager of more than 100 real estate vehicles as the interim CEO of Synalloy. And, if Mr. Hutter intends to cling to his oft-repeated claim that he has devoted six years to making UPG the company that it is today, Synalloy shareholders deserve to know whether that company is successful; UPG controls its own financial statements and it could and should release the six years of financial results under Mr. Hutter’s supposed leadership to Synalloy shareholders.

If the Dissident Group continues to refuse to provide reliable details about Mr. Hutter and UPG, then Synalloy believes shareholders should be gravely concerned about Mr. Hutter’s true background and track record and UPG’s actual performance.

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Should you have any questions, please contact the Company’s proxy solicitor Morrow Sodali LLC:

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in nickel and oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; negative or unexpected results from tax law changes, unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence, risks relating to the impact and spread of COVID-19 and other risks detailed from

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time-to-time in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company assumes no obligation to update the information included in this release.

Important Other Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 Annual Meeting of Shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.synalloy.com.
_________________________
1 Dissident Group definitive proxy statement, filed with the Securities and Exchange Commission (the SEC) at page 19.
2 Dissident Group presentation, filed with the SEC as definitive additional materials on Schedule 14A on June 8, 2020 at page 28.
3 Dissident Group definitive proxy statement at page 23.
4 Dissident Group presentation at page 28.

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Dan McDermott, ICR
(646) 677-1811
Dan.McDermott@icrinc.com

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